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                                                        EXHIBIT 23.2


                     INDEPENDENT AUDITORS' CONSENT



The Board of Directors
Seminole Finance Corporation

We consent to the inclusion of our report dated February 10, 1997 with respect to the combined balance sheet of Seminole Finance Corporation and Related Companies as of December 31, 1995 and the related combined statements of operations, stockholder's equity (deficit), and cash flows for the year ended December 31, 1995, which report appears in the Form 8-K/A1 of Ugly Duckling Corporation dated January 15, 1997.

                                        /s/ Barton & Company, P.A.
                                        Barton & Company, P.A.
                                        Certified Public Accountants


Tampa, Florida
March 31, 1997